EXHIBIT 4.1






            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the reference to our firm under the caption
"Experts-Independent Registered Public Accounting Firm" and to the use of our report dated November 30, 2012 in the Amendment No. 1 to the Registration Statement (File No. 333-184072) and related Prospectus of Guggenheim Defined Portfolios, Series 972.

                                                          /s/ Grant Thornton LLP
                                                          ----------------------
                                                              GRANT THORNTON LLP


Chicago, Illinois
November 30, 2012